Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated April 13, 2018, relating to the financial statements of The OLB Group, Inc. (the “Company”), appearing in this Registration Statement, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Liggett & Webb, P.A.

New York, New York

December 18, 2019